UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2012
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.
On August 27, 2012, Caterpillar Inc. (the “Company”) issued $919,887,000 aggregate principal amount of 3.803% Debentures due 2042 (the “New Debentures”) in connection with the expiration of its previously announced offers to exchange certain of its outstanding series of debentures and senior notes for a combination of New Debentures and cash (the “Exchange Offers”). These New Debentures were issued in addition to the $801,649,000 aggregate principal amount of New Debentures issued on August 15, 2012 pursuant to the Exchange Offers. The New Debentures were issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended.
The New Debentures were issued pursuant to an Indenture dated as of May 1, 1987, as supplemented and amended (as so amended or supplemented from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee. The forms of the New Debentures are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference in their entirety.

Item 8.01.	Other Events.

On August 27, 2012, the Company issued a press release announcing the final results of its Exchange Offers. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Form of 3.803% Rule 144A Global Debentures due 2042

4.2	Form of 3.803% Regulation S Global Debentures due 2042

99.1	Caterpillar Inc. press release dated August 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.
Date: August 28, 2012	By:	/s/James B. Buda
	Name:	James B. Buda
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 3.803% Rule 144A Global Debentures due 2042

4.2	Form of 3.803% Regulation S Global Debentures due 2042

99.1	Caterpillar Inc. press release dated August 27, 2012